QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-158828 on Form S-8 of our reports dated March 13, 2012, relating to the consolidated financial statements of Rosetta Stone Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rosetta Stone Inc. and subsidiaries for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
McLean, Virginia
March 13, 2012

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM